Exhibit 21
Principal Subsidiaries of Hewlett Packard Enterprise Company

The registrant's principal subsidiaries and affiliates as of October 31, 2022 are included in the list below.

COUNTRY	SUBSIDIARY
ARGENTINA	Hewlett-Packard Argentina S.R.L.
AUSTRALIA	Hewlett-Packard Australia Pty. Ltd.
HP Financial Services (Australia) Pty Limited
Hewlett-Packard South Pacific Pty. Ltd.
Zerto AUS Pty. Ltd.
AUSTRIA	Hewlett-Packard Central Eastern European Holding GmbH
BELGIUM	Hewlett Packard Enterprise Belgium BV/SRL
BRAZIL	HP Financial Services Arrendamento Mercantil S.A.
Hewlett-Packard Brasil Ltda.
BULGARIA	Hewlett-Packard Global Delivery Bulgaria Center EOOD
CANADA	Hewlett-Packard Financial Services Canada Company
Hewlett Packard Enterprise Canada Company
CAYMAN ISLANDS	H3C Holdings Limited
Izar Holding Co.
CHILE	Hewlett-Packard Chile Comercial Limitada
HP Financial Services (Chile) Limitada
CHINA	Hewlett-Packard Cloud Chongqing Technology Co., Ltd.
Hewlett Packard Enterprise (China) Co., Ltd.
Hewlett Packard Enterprise Financial Leasing Co., Ltd
Shanghai Hewlett-Packard Co. Ltd.
Middelburg Investment Ltd.
COLOMBIA	Hewlett Packard Colombia Ltda.
HP Financial Services Colombia LLC Sucursal Colombia
COSTA RICA	Hewlett-Packard Enterprise Costa Rica, Ltda.
CZECH REPUBLIC	Hewlett-Packard s.r.o.
DENMARK	Hewlett-Packard ApS
ENGLAND & WALES	Hewlett-Packard Holdings Ltd.
Hewlett-Packard Limited
FINLAND	Hewlett-Packard OY
FRANCE	Hewlett-Packard France SAS
Hewlett-Packard Centre de Compétences, France SAS
Technologies et Participations SAS
GERMANY	Hewlett-Packard GmbH
Compaq Computer Deutschland GmbH
Hewlett Packard Enterprise Sales Center GmbH
GREECE	Hewlett-Packard Hellas EPE
HONG KONG	Hewlett-Packard HK SAR Ltd.
HUNGARY	Hewlett-Packard Informatikai Korlátolt Felelösségü Társaság
INDIA	Hewlett Packard Enterprise India Private Limited
Hewlett-Packard Financial Services (India) Private Limited
Hewlett Packard Enterprise GlobalSoft Private Limited
Hewlett-Packard (India) Software Operation Private Limited

Hewlett-Packard India Sales Pvt. Ltd.
Global e-Business Operations Private Limited
INDONESIA	PT Hewlett Packard Enterprise Indonesia
IRELAND	Hewlett-Packard International Bank Designated Activity Company
Hewlett-Packard Galway Limited
Hewlett Packard Enterprise Ireland Limited
ISRAEL	Hewlett-Packard (Israel) Ltd.
Zerto Ltd.
ITALY	Hewlett-Packard Italiana S.r.l.
HPFS Rental S.R.L.
JAPAN	Hewlett Packard Japan, G.K.
HP Financial Services (Japan) K.K.
KOREA, REPUBLIC OF	Hewlett-Packard Korea Ltd.
Hewlett-Packard Financial Services Ltd. (Korea)
MALAYSIA	Hewlett-Packard (M) Sdn. Bhd.
Hewlett-Packard Corporation (M) Sdn. Bhd.
MEXICO	Hewlett-Packard Mexico S. de R.L. de C.V.
Hewlett-Packard Operations Mexico, S. de R.L. de C.V.
Hewlett-Packard Centro de Servicios Globales, S. de R.L. de C.V.
NETHERLANDS	Compaq Trademark B.V.
Hewlett-Packard Caribe B.V.
Hewlett-Packard Nederland B.V.
Hewlett-Packard International Trade B.V.
Hewlett-Packard Gouda B.V.
Hewlett-Packard Europa Holding B.V.
NEW ZEALAND	Hewlett-Packard New Zealand
HP Financial Services (New Zealand)
NORWAY	Hewlett-Packard Norge AS
PERU	Hewlett-Packard Peru S.R.L.
PHILIPPINES	Hewlett-Packard Philippines Corporation
POLAND	Hewlett Packard Enterprise Polska sp. z o.o.
Hewlett Packard Enterprise Global Business Center Sp. z o.o.
PORTUGAL	Hewlett-Packard Portugal Lda.
PUERTO RICO	Hewlett Packard Caribe BV LLC – Puerto Rico Branch
Hewlett-Packard Caribe Y Andina B.V. LLC
Hewlett Packard Enterprise CRL
Hewlett Packard Enterprise Holdings CRL
QATAR	Hewlett-Packard Qatar LLC
ROMANIA	Global E-Business Operations Centre SRL
Hewlett Packard Enterprise Romania SRL
RUSSIAN FEDERATION	Limited Liability Company Hewlett Packard Enterprise
SAUDI ARABIA	Hewlett Packard Enterprise Limited
SINGAPORE	Hewlett-Packard Asia Pacific Pte. Ltd.
Hewlett-Packard Singapore (Sales) Pte. Ltd.
Hewlett Packard Enterprise Singapore Pte. Ltd
HP Financial Services (Singapore) Pte. Ltd.
SLOVAKIA	Hewlett Packard Enterprise Slovakia, s.r.o.

SOUTH AFRICA	Hewlett-Packard South Africa (Proprietary) Limited
Hewlett-Packard Financial Services Holding Company Limited, South Africa Branch
SPAIN	Hewlett-Packard Servicios España S.L.
Hewlett-Packard Holding Iberia, S.L.
SWEDEN	Hewlett-Packard Sverige AB
SWITZERLAND	Hewlett Packard Enterprise B.V., Amstelveen, Meyrin Branch
Hewlett-Packard International Sàrl
Hewlett-Packard (Schweiz) GmbH
TAIWAN	Hewlett Packard Taiwan Ltd.
Hewlett Packard Enterprise International Pte. Ltd., Taiwan Branch
THAILAND	Hewlett-Packard (Thailand) Limited
HPFS Leasing Thailand Company Ltd.
TUNISIA	Hewlett-Packard Global Delivery Tunisia Center, S.A.R.L.
TURKEY	Hewlett-Packard Teknoloji Çözümleri Limited Şirketi
UNITED ARAB EMIRATES	Hewlett-Packard Middle East FZ-LLC
Hewlett-Packard International Sàrl, Abu Dhabi Branch
UNITED KINGDOM	Zerto UK Ltd.
UNITED STATES	3PAR Inc.
Aruba Networks, LLC
Silver Peak Systems LLC
Cray Inc.
Zerto, Inc.
EDS World Corporation (Far East) LLC
Hewlett-Packard Financial Services Company
Hewlett Packard Pathfinder, LLC
HP Financial Services International Holdings Company
HPE Government, LLC
Hewlett Packard Enterprise Development LP
HPEFS EQUIPMENT TRUST 2020-1
HPEFS EQUIPMENT TRUST 2020-2
HPEFS EQUIPMENT TRUST 2021-1
HPEFS EQUIPMENT TRUST 2021-2
HPEFS EQUIPMENT TRUST 2022-1
HPEFS EQUIPMENT TRUST 2022-2
HPEFS EQUIPMENT TRUST 2022-3